Exhibit 99.1

SABA PROVIDES SELECTED FIRST HALF FISCAL YEAR 2014 FINANCIAL METRICS

Achieves Record First Half Cloud Bookings (Annual Contract Value) in Fiscal Year 2014

Appoints KPMG LLP as its Sole Independent Registered Public Accounting Firm

To Hold Conference Call Today at 5:00 p.m. E.T.

Redwood Shores, Calif., January 21, 2014 – Saba (OTC Pink: SABA), a global leader in next-generation cloud solutions for talent management, today provided an update on its business momentum and its progress on the restatement of historical financial results.

“I am extremely pleased with our strong business momentum and the pace of our product innovation,” said Shawn Farshchi, President and CEO, Saba. “Cloud bookings during the first half of fiscal year 2014 hit a record high, as new Cloud bookings grew 63% in the second quarter of fiscal year 2014 over the same quarter in the prior year. Enterprises continued to select Saba as their partner of choice deploying our innovative technologies to address their Talent Management needs. We have over 20 issued or pending patents for our key technological advances such as machine learning, gamification, and domain partitioning, and our latest innovations include Recruiting@Work and The Intelligent Mentor.”

While the Company is not yet in a position to report detailed financial results for the first six months of fiscal year 2014, ended November 30, 2013, as a result of its pending restatement of certain historical financial results, the Company is providing the following selected financial metrics that are not expected to be impacted by the restatement:

•	Total Cloud bookings (the annual contract value of Cloud subscription arrangements) grew 23% in the second quarter of fiscal year 2014 over the second quarter of fiscal year 2013 and 12% in the first half of fiscal year 2014 over the first half of fiscal year 2013.

•	Cloud renewal rates remained in excess of 90% for the first half of fiscal year 2014.

•	85 new Cloud customers were added in first six months of fiscal year 2014 including BT, Telstra, Nokia Solutions Network, Mitsubishi Fuso Truck and Bus, Marvell, and Fairchild Semiconductor.

•	Cash and cash equivalents were $23 million (after aggregate payments for the first six months of fiscal year 2014 ended November 30, 2013 of approximately $9 million associated with the accounting review and restatement and $2 million associated with non-recurring and specified items) and total debt was $63 million at November 30, 2013.

•	Cash used from operations was $11 million for the first six months of fiscal year 2014 ended November 30, 2013 (excluding approximately $9 million of costs associated with the accounting review and restatement and $2 million associated with non-recurring and specified items). The Company typically generates more cash from renewals in the second half of the fiscal year due to the seasonality of renewal bookings.

With over 20 issued or pending patents, Saba continues to enhance its next generation Talent Management platform, Saba Cloud, which puts the power of Talent Management in the hands of managers and employees. During the first half of fiscal year 2014, key Saba Cloud innovations, centered on Social, Mobile, Intelligence, Learning, and end user Engagement, included:

•	Recruiting@Work which extends the Saba Cloud talent management suite to include employee acquisition. Recruiting@Work addresses three core requirements: predictive recruiting, collaborative hiring, and accelerated screening and onboarding. These requirements allow organizations to quickly discover, hire and onboard top talent.

•	TIM, The Intelligent Mentor, a personal assistant based on patent pending machine learning algorithms. Unique to Saba, TIM helps employees find the content, classes and experts they need to complete their tasks and advance their career.

•	Succession management with social and machine learning capabilities to improve the identification and development of top performing employees.

•	Prescriptive rules enhanced for certification and course assignments, and more robust assessment capabilities.

•	Mobile applications updated with a new user interface and data encryption that add support for offline content consumption, checklist evaluations, messaging, and approvals.

Saba today also announced that it has expanded KPMG’s appointment to include serving as Saba’s independent registered public accounting firm with respect to the audit of Saba’s financial statements for the fiscal year ended May 31, 2012 and the audit of prior period financial statements required to complete its pending restatement.

As previously announced, KPMG LLP had been appointed to serve as Saba’s independent registered public accounting firm with respect to the audit of its financial statements for the fiscal year ended May 31, 2013 after the Company’s prior independent registered public accounting firm, Ernst & Young LLP, advised the Company that it would resign from serving as Saba’s independent registered public accounting firm effective upon completion of the audit of Saba’s financial statements for the fiscal year ended May 31, 2012, including the audit of the restated financial statements for the fiscal years ended May 31, 2011 and 2010, and the review of the Company’s unaudited financial statements for the three months ended August 31, 2012 and the six months ended November 30, 2012.

Saba’s decision to dismiss Ernst & Young and to engage KPMG as its sole independent registered public accounting firm reflects Saba’s desire to complete the pending restatement of its financial statements in an effective manner. Saba continues to work to complete the restatement of its financial statements in order that it can file its overdue SEC periodic reports as soon as practicable.

Both the engagement of KPMG and the dismissal of Ernst & Young were approved by the Audit Committee of Saba’s Board of Directors. The decision to change audit firms was not the result of any disagreement between Saba and Ernst & Young on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure.

Conference Call

Saba will host a teleconference call and live webcast today, Tuesday, January 21, 2014, commencing at 5:00 p.m. Eastern Time to discuss its business momentum and its progress on the restatement of historical financial results. To join the call, please dial +1.800.230.1092 or +1.612.288.0340. The access code for the conference call is 316058. To listen to the live webcast, please go to the Investor Relations page of the Saba web site at http://investor.saba.com and click on the Live Webcast icon.

A replay of the conference call will be available shortly after its conclusion. The replay dial-in number is +1.800.475.6701 or +1.320.365.3844. The access code for the conference call replay is 316058. The replay can also be accessed from the Investor Relations page of the Saba web site at http://investor.saba.com and will be available through February 21, 2014.

About Saba

Saba is a global leader in next-generation cloud solutions for talent management. The company helps organizations transform the way they work by enabling the continuous learning, engagement and development of everyone in their people network, including employees, partners, and customers. Supporting the new world of work, Saba delivers learning, performance, succession, career development, workforce planning and compensation solutions that incorporate modern technologies such as social, collaboration, mobile and gamification. Saba solutions are based on the Saba Cloud Platform, a highly scalable architecture that exceeds industry scalability, performance, and security standards. The company currently supports over 31 million users from 2,100 customers across 195 countries and in 37 languages. For more information, please visit www.saba.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, the Company’s current progress and timing objectives regarding completion of its accounting restatement and becoming current in its required filings with the SEC, the potential impact of the restatement on the Company’s financial performance and financial statements and the Company’s guidance concerning preliminary financial results and other financial and operating metrics for interim periods of fiscal years 2014 and 2013. The actual outcome of such matters could differ materially from those expressed in any forward-looking statements due to, among other things, the Company’s ability to complete the work required for the pending restatement of its financial statements in a timely manner, any additional required adjustments to the Company’s financial statements and/or other factors arising in the restatement process that are not currently known or identified or where the scope of work required or impact of the restatement may be greater than what is currently known or anticipated by the Company and the impact of the restatement on the Company’s sales, operations and financial performance. In addition, Saba faces risks and uncertainties that could affect timing of the completion of its restatement and becoming current with respect to its delayed filings with the SEC including material weaknesses that exist with respect to its internal controls over financial reporting or additional deficiencies in its internal controls over financial reporting that may be identified. Readers should refer to the section entitled “Risk Factors” in the Form 10-K for the fiscal year ended May 31, 2011, and similar disclosures in subsequent reports filed with the SEC. The forward-looking statements and risks stated in this press release are based on information available to Saba today. Saba assumes no obligation to update them.

Contact:

Roy Lobo

Saba

VP of Investor Relations

(650) 696-1610

roylobo@saba.com